                        Smith, Anderson, Blount Dorsett
                           Mitchell & Jernigan L.L.P.


                                                                    EXHIBIT 5.01



            OFFICES                                        MAILING ADDRESS
2500 First Union Capitol Center                             P.O. Box 2611
 Raleigh, North Carolina 27601                         Raleigh, North Carolina
                                                             27602-2611
           --------                                           --------
                                                      TELEPHONE: (919) 821-1220
                                                      FACSIMILE: (919) 821-6800

                                October 15, 1998



Quintiles Transnational Corp.
4709 Creekstone Drive
Riverbirch Building, Suite 200
Durham, North Carolina  27703

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

           We have acted as counsel to Quintiles Transnational Corp. (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 1,209,784 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), which have been included in the Registration Statement for the respective accounts of the persons identified in the Registration Statement as selling shareholders. This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

           We have examined the Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, minutes of meetings of its Board of Directors, and such other corporate records of the Company and other documents and have made such examination of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents as originals, the conforming to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents. In rendering the opinion set forth below, we also have relied upon a certificate of an officer of the Company whom we believe is responsible.

           Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

October 15, 1998
Page 2



           The opinion expressed herein does not extend to compliance with federal and state securities law relating to the sale of the Shares.

           We hereby consent to the reference to our firm in the Registration Statement under the heading "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

           This opinion is limited to the laws of the State of North Carolina, and no opinion is expressed as to the laws of any other jurisdiction.

           Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

           This opinion is rendered solely for your benefit in connection with the transaction described above and may not be used or relied upon by any other person without our prior written consent in each instance.

                                        Sincerely yours,

                                        SMITH, ANDERSON, BLOUNT, DORSETT,
                                        MITCHELL & JERNIGAN, L.L.P.


                                        /s/ Smith, Anderson, Blount,
                                        Dorsett, Mitchell & Jernigan, L.L.P.